July 7, 1997

Xpedite Systems, Inc.
446 Highway 35
Eatontown, NJ 07724

Gentlemen:

     In connection with the offer of the undersigned and certain members of management of Xpedite Systems, Inc. ("Xpedite") to acquire all of the capital stock of Xpedite, Xpedite Systems Ltd. and Xpedite Systems GmbH, as described in the offer letter (the "Offer Letter") submitted herewith (the "Proposed Acquisition"), we are pleased to confirm that, subject to (i) execution by Xpedite and a newly formed entity owned by the undersigned ("Newco") of a definitive agreement and plan of merger with respect to the Proposed Acquisition, (ii) satisfaction of all conditions to Newco's obligation to close under such agreement and plan of merger, and (iii) the concurrent receipt by Xpedite of debt financing in the amount and on terms no less favorable to Xpedite than those set forth in the commitment letters from Goldman Sachs Credit Partners L.P., Union Bank of Switzerland and UBS Securities LLC included with the Offer Letter, the undersigned will provide, or cause to be provided, to Xpedite equity financing in an amount sufficient to consummate the Proposed Acquisition on the terms set forth in the Offer Letter, with each of the undersigned to provide, or cause to be provided, 50% of such equity financing.

                               Very truly yours,

                               UBS PARTNERS LLC

                               By: /s/Michael Greene
                                   ----------------------------
                                   Name: MICHAEL GREENE
                                   Title: MANAGING DIRECTOR

                               By: /s/James Breckenridge
                                   ----------------------------
                                   Name: JAMES BRECKENRIDGE
                                   Title: VICE PRESIDENT

                               FENWAY PARTNERS, INC.

                               By: /s/Russell W. Steenberg
                                   ----------------------------
                                   Name: RUSSELL W. STEENBERG
                                   Title: MANAGING DIRECTOR